                                                                    EXHIBIT 32.1


                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002


        In connection with the Annual Report of Big 5 Sporting Goods Corporation (the "Company") on Form 10-K for the period ending December 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven G. Miller, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Steven G. Miller

Steven G. Miller
President and Chief Executive Officer
March 12, 2004

A signed original of this written statement required by Section 906 has been provided to Big 5 Sporting Goods Corporation and will be retained by Big 5 Sporting Goods Corporation and furnished to the Securities and Exchange Commission or its staff upon request.